UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

World Air Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 27, 2007

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of World Air Holdings, Inc., to be held on July 18, 2007. Your Board of Directors unanimously recommends that stockholders vote FOR the adoption of the merger agreement among Global Aero Logistics Inc., Hugo Acquisition Corp. and our company.

Since adoption of the merger agreement requires the affirmative vote of a majority of outstanding shares, your vote is important, no matter how many or how few shares you may own. To ensure your shares are represented at the Meeting, please vote TODAY.

Very truly yours,

Mark M. McMillin

General Counsel and Corporate Secretary

REMEMBER:

If you hold your shares through a bank or broker,

you can vote by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.